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                                                                   EXHIBIT 10.34

                                 AMENDMENT NO. 1
                                       TO
                           RESTRICTED STOCK AGREEMENT

         This Amendment No. 1 (this "Amendment"), dated as of November 14, 2001, to the Restricted Stock Agreement, dated as of November 18, 1999 (the "Restricted Stock Agreement"), is by and between Network Engines, Inc., a Delaware corporation (the "Company"), and Lawrence A. Genovesi (the "Participant"). Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Restricted Stock Agreement.

         WHEREAS, the Company and the Participant have previously executed and entered into the Restricted Stock Agreement, pursuant to which the Company sold to the Participant and the Participant purchased from the Company 375,000 shares of common stock, $.01 par value, of the Company at a purchase price of $.24 per share (the "Shares"); and

         WHEREAS, the Participant's employment with the Company terminated effective as of September 30, 2001; and

         WHEREAS, as of April 1, 2001, the Shares consisted of 93,750 Vested Shares, 93,750 Missed Goal Shares and 187,500 Future Goal Shares; and

         WHEREAS, pursuant to Section 19 of the Restricted Stock Agreement, the Company and the Participant may amend or modify the Restricted Stock Agreement only by a written instrument executed by both the Company and the Participant; and

         WHEREAS, the Company and the Participant desire to amend the Restricted Stock Agreement on the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       Amendments.
         ----------

                  (a) The first sentence of Section 2(b) of the Restricted Stock Agreement is hereby amended by deleting the reference to "September 30, 2002" and replacing it with a reference to "March 31, 2001".

                  (b) Section 2(b) of the Restricted Stock Agreement is hereby further amended by adding to the end of such section the following new paragraph:

                           "Beginning with the fiscal quarter ending June 30,
               2001, as long as the Participant remains a member of the board of directors of the Company, a portion of all Future Goal Shares shall vest and become Vested Shares quarterly in equal installments on a pro rata basis through the fiscal quarter ending September 30, 2004."

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                  (c) Section 2(c) of the Restricted Stock Agreement is hereby amended by deleting the second paragraph thereof in its entirety and replacing it with the following new paragraph:

                           "In the event that the Participant ceases to be a
               member of the board of directors of the Company for any reason or no reason, prior to the Lapse Date, the Company shall have the right and option (the "Termination Purchase Option", and, together with the Missed Goal Purchase Options, the "Purchase Options", or each, a "Purchase Option") to purchase from the Participant, for the aggregate Option Price, any or all of the Unvested Shares existing at the time the Termination Purchase Option becomes exercisable by the Company."

                  (d) Section 3(a) of the Restricted Stock Agreement is hereby amended by deleting the second paragraph thereof in its entirety and replacing it with the following new paragraph:

                           "The Company may exercise the Termination Purchase
               Option by delivering or mailing to the Participant (or his estate), within 60 days after the date on which the Participant ceases to be a member of the board of directors of the Company, a written notice of exercise of the Termination Purchase Option. Such notice shall specify the number of Unvested Shares to be purchased. If and to the extent the Termination Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Termination Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

2.       Full Force and Effect.  Except as expressly amended hereby, the
         ---------------------
Restricted Stock Agreement shall continue in full force and effect and is in all respects ratified and confirmed.

3.       Governing Law.  This Amendment shall be construed, interpreted and
         -------------
enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

4.       Counterparts.  This Amendment may be executed in any number of
         ------------
counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                     NETWORK ENGINES, INC.



                             By:  /s/ Douglas G. Bryant
                             ---------------------------------------
                             Name: Douglas G. Bryant

                             Title: V.P. Administration, Chief Financial Officer
                             Address:  25 Dan Road
                             Canton, MA  02021



         The Participant has reviewed the provisions of this Amendment has had an opportunity to obtain the advice of the Participant's own tax and legal advisors prior to executing this Amendment and fully understands and agrees to the provisions hereof.

                             /s/ Lawrence A. Genovesi
                             ---------------------------------------

                             Lawrence A. Genovesi

                             Address:  36 Egypt Beach Road
                             Scituate, MA  02066




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